                                                            Exhibit 99.1

PRESS RELEASE
IBT BANCORP, INC. OF MT. PLEASANT, MICHIGAN AND GREENVILLE COMMUNITY FINANCIAL CORPORATION OF GREENVILLE, MICHIGAN ANNOUNCE MERGER

          IBT Bancorp, Inc. ("IBT") and Greenville Community Financial Corporation ("GCFC") announced August 21, 2007 the signing of a definitive agreement and plan of merger for IBT to acquire GCFC and its subsidiary, Greenville Community Bank ("GCB"), that will make GCB a member of the IBT family of companies and result in a financial services holding company with over $1.0 billion in assets and 23 banking offices. IBT is the holding company for Isabella Bank and Trust (IB&T) and IBT Title and Insurance Agency, Inc. IB&T has three divisions, Farmers State Bank of Breckenridge, Farwell State Savings Bank, and the Isabella Bank & Trust - Mecosta County.

          Under the terms of the agreement, GCFC will merge into IBT. In the transaction GCFC shareholders will receive one share of IBT common stock, currently valued at $44.00 per share, for each share of GCFC they own. Additionally Ted Kortes, Chairman of GCFC, will be named as a member of IBT's Board of Directors. At or immediately after the merger of GCFC and IBT, GCB will be merged into IB&T. After the bank merger transaction GCB will be operated as a separate division under the name Isabella Bank and Trust - Greenville.

     Dennis P. Angner, President and CEO of IBT said, "We are delighted to join forces with this outstanding community oriented bank. The shareholders, customers, and employees of the Greenville Community Bank will become an extremely important part of our company, and together we will reap the benefits of a larger more efficient organization while maintaining our strong commitment to the communities we serve."

     According to Ted Kortes, President and CEO of Greenville Community Financial Corporation, "The merger of GCFC with IBT will allow us to maintain a community banking environment while obtaining the benefits of a larger organization and will be a benefit to our shareholders, employees and customers. The banking philosophy of IBT mirrors that of GCFC maintaining local decision making by employees closest to the customer". Kortes stated the management of Greenville Community Bank will remain the same as well as maintaining the local members of the Board of Directors. We are looking forward to the merging of these two fine Banking organizations.

     Jae Evans, President and CEO of GCB said "We are looking forward to our affiliation with Isabella Bank & Trust. IBT has established themselves as a leader in community banking and we are pleased to be joining such a solid organization. Our merger with IBT will provide us with the ability to deliver additional banking and financial services to our existing clients and the communities we serve." Mr. Evans added, "We believe a community bank should be actively engaged in community service, deliver excellent customer service, and provide local decision making. That same belief is shared by IBT and we are confident our affiliation will be beneficial to both organization's customers, shareholders, and local communities."

     As of June 30, 2007, IBT had consolidated assets of $918.3 million and over $1.4 billion in assets under management when the assets of its trust, brokerage, and mortgage servicing operations are included. IBT has 21 banking offices in Mecosta, Montcalm, Isabella, Gratiot, Saginaw, and Clare Counties of Michigan.

     As of June 30, 2007, GCFC had consolidated assets of $107.2 million and operates two offices in Stanton and Greenville Michigan.

     The transaction, which has been approved by both IBT's and GCFC's Boards of Directors, is expected to be completed in the fourth quarter of 2007, pending regulatory approval, the approval of GCFC shareholders, and other customary closing conditions. It is intended that the transaction constitute a tax-free reorganization under the Internal Revenue Code, so that shareholders of GCFC will not recognize gain on their receipt of IBT common stock.

     A Form S-4 registration statement detailing the terms and conditions of the proposed merger transaction will be filed shortly with the Securities and Exchange Commission. No offering of IBT common stock will be made except by means of a prospectus to be included in the Form S-4 registration statement.

     GCFC shareholders are urged to read the Registration Statement on Form S-4, including the prospectus, regarding the transactions referred to above, when it becomes available, as well as the other documents which IBT has filed or will file with the Securities and Exchange Commission, because they contain or will contain important information. GCFC shareholders may obtain a free copy of the prospectus, when it becomes available, and other documents filed by IBT at the Securities and Exchange Commission's web site at http://www.sec.gov or from IBT by directing such request in writing or by telephone to: IBT Bancorp, Inc., 200 East Broadway, Mt. Pleasant, Michigan, 48858, Attention: Secretary, Telephone:
(989) 772-9471. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which offer, solicitation or sale would be unlawful prior to registration nor qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

     This press release contains forward-looking statements that involve risk and uncertainties. When used in this press release the words "expected," "intend," "will," "potential," "subject to," and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future business growth and the expected closing date. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting IBT's operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

August 23, 2007

                   GREENVILLE COMMUNITY FINANCIAL CORPORATION

                                  TO MERGE WITH

                                IBT BANCORP, INC.

Dear Shareholders:

The Board of Directors of Greenville Community Financial Corporation has approved a merger agreement with IBT Bancorp, Inc., of Mt. Pleasant, Michigan. The agreement dated August 21, 2007 will merge GCFC into IBT Bancorp, Inc. and will result in Greenville Community Bank merging with Isabella Bank and Trust of Mt. Pleasant. It is anticipated that the transaction will be completed by the end of 2007 and is subject to regulatory approvals.

Under the terms of the agreement, GCFC shareholders will receive 1 share of IBT common stock currently valued at $44.00 per share for each share of GCFC they own. It is intended that the merger shall constitute a reorganization within the meaning of IRC section 368(a) and that the transaction will be a tax free exchange of stock.

In addition, IBT offers the holders of GCFC Common Stock a two year put option valid any time during the two year period following closing at $44.00 per share. (This means that during the two year period GCFC shareholders are guaranteed $44.00 per share regardless of fluctuation in the price of IBT Common Stock.)

IBT Bancorp Inc. is listed under the symbol IBTM.PK

IBT will retain current management of Greenville Community Bank, Jae Evans, President & CEO, James Beckman, Executive Vice Pres. and Kathy Korson, Vice President.

IBT will retain the Greenville Community Bank's Board of Directors. The directors would act in the capacity of a regional Board of Directors with authority to approve loans within established loan authority.

IBT would appoint Ted Kortes, President & CEO of GCFC to the Board of Directors of IBT Bancorp, Inc. to serve until the earlier of his attainment of age 70 or 3 years after the transaction.

You will be receiving in the near future, a Proxy Statement Prospectus describing the merger transaction in detail, a Notice of Special Meeting of GCFC for the purpose of voting on this transaction and a proxy for voting.

The GCFC Board of Directors has approved the merger agreement with IBT Bancorp, Inc. at its August 20, 2007 meeting and recommends a vote for the transaction.

The attached press release has additional information. If you have any questions concerning this merger transaction, please call Ted Kortes at 616-754-9004 or Jae Evans at 616-754-5100. Thank you.

Sincerely


James M. Mullendore Jr.                 Ted Kortes
Chairman                                President & CEO

                                 August 23, 2007

Dear Shareholder:

          IBT Bancorp, Inc. ("IBT") and Greenville Community Financial Corporation ("GCFC") announced August 21, 2007 the signing of a definitive agreement and plan of merger for IBT to acquire GCFC and its subsidiary Greenville Community Bank ("GCB"), that will make GCB a member of the IBT family of companies and result in a financial services holding company with over $1.0 billion in assets and 23 banking offices. GCB has two Montcalm county locations, Greenville and Stanton. As of June 30, 2007, GCFC had $107.2 million in assets and loans of $89.6 million. Under the terms of the agreement, GCFC will be merged into IBT. The transaction will also involve merging GCB into Isabella Bank and Trust, with GCB operated as a separate division under the name Isabella Bank and Trust - Greenville. In the transaction GCFC shareholders will receive 1 share of IBT common stock, valued at $44.00 per share for each share of GCFC they own. Additionally Ted Kortes, Chairman of GCFC, will be named as member of IBT's Board of Directors.

          IBT is delighted to join forces with this outstanding community oriented bank. The shareholders, customers, and employees of the Greenville Community Bank will become an extremely important part of our company. The IBT Board of Directors expects the transaction, when completed, to be accretive to both book value and earning per share.

          As of June 30, 2007, IBT had consolidated assets of $918.3 million and over $1.4 billion in assets under management when the assets of its trust, brokerage, and mortgages servicing operations are included. IBT has 21 banking offices in Mecosta, Montcalm, Isabella, Gratiot, Saginaw, and Clare Counties of Michigan.

     The attached press release provides additional information. The transaction is expected to be completed in the fourth quarter of 2007, and is subject to approval by the GCFC shareholders, regulatory approvals, and other customary closing conditions.

                                        Dennis P. Angner


                                        /s/ Dennis P. Angner
                                        President and CEO